Exhibit 23-c

CONSENT OF EXPERT

     We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included in Note 22 of the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K of Meritor, Inc. (“Meritor”) for the fiscal year ended October 2, 2011 and to the incorporation by reference of such reference into the following Registration Statements of Meritor:

Form	Registration No.	Purpose
S-8	333-171713	Amended 2010 Long-term Incentive Plan

S-8	333-164333	2010 Long-Term Incentive Plan

S-3	333-163233	Registration of common stock, preferred
stock, warrants and guarantees of debt
securities

S-8	333-141186	2007 Long-Term Incentive Plan

S-3	333-143615	Registration of convertible notes,
guarantees and common stock

S-3	333-134409	Registration of convertible notes,
guarantees and common stock

S-8	333-107913	Meritor, Inc. Savings Plan

S-8	333-123103	Meritor, Inc. Hourly Employees
Savings Plan

S-3	333-58760	Registration of debt securities

S-8	333-49610	1997 Long-Term Incentives Plan

S-3	333-43118	Meritor, Inc. 1988 Stock Benefit Plan

S-3	333-43116	Meritor, Inc. 1998 Stock Benefit Plan

S-3	333-43112	Meritor, Inc. Employee Stock
Benefit Plan

S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock
Benefit Plan and 1998 Employee Stock
Benefit Plan

BATES WHITE LLC

By:	/s/ Charles E. Bates
Charles E. Bates, Ph.D.
President and CEO

Date: November 21, 2011